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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Preference Stock, $0.01 par value, of Craig Corporation, a Nevada corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 28, 2001.

                                   Reading Entertainment, Inc.



                                   By:    /s/ Andrzej Matyczynski
                                   ------------------------------
                                   Name:  Andrzej Matyczynski
                                   Title: Chief Financial Officer
                                   ---------------------------------------------
                                   Citadel Holding Corporation



                                   By:    /s/ Andrzej Matyczynski
                                   ------------------------------
                                   Name:  Andrzej Matycynski
                                   Title: Chief Financial Officer
                                   ---------------------------------------------



                                   /s/ James J. Cotter
                                    ------------------
                                   Name:  James J. Cotter




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